Exhibit 99.2

Sizeler Property Investors, Inc. Declares

Common and Preferred Stock Quarterly Distributions

NEW ORLEANS, LOUISIANA November 9, 2005 Sizeler Property Investors, Inc. (NYSE: SIZ), an equity real estate investment trust (REIT), which invests in retail and apartment properties in the southern United States, announced today that its Board of Directors has declared a $0.10 per share quarterly distribution on its common stock, payable on November 29, 2005 to shareholders of record on November 22, 2005.

Concurrently, the Board declared a $0.609375 per share distribution on its 9.75% Series B Cumulative Redeemable Preferred Stock, payable on February 15, 2006, to shareholders of record on January 31, 2006.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) that invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty-one properties -- seventeen in Louisiana, ten in Florida and four in Alabama.

SOURCE: Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.

504-471-6200

http://www.sizeler.net